REGISTRATION NO. 333-
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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                            -----------------------------


                                       FORM S-3
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -----------------------------


                              NATIONAL FUEL GAS COMPANY
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                            -----------------------------


             New Jersey                              13-1086010
     (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                                 10 Lafayette Square
                               Buffalo, New York  14203
                                    (716) 857-7000

        (ADDRESS, INCLUDING ZIP CODE,  AND TELEPHONE  NUMBER,  INCLUDING  AREA
                  CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            -----------------------------


           PHILIP C. ACKERMAN                     ROBERT J. REGER
          SENIOR VICE PRESIDENT                   REID & PRIEST LLP
            10 Lafayette Square                   40 West 57th Street
          Buffalo, New York 14203                 New York, New York  10019
             (716) 857-7000                       (212) 603-2204

             (NAMES, ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS,
                     INCLUDING AREA CODES, OF AGENTS FOR SERVICE)
                            -----------------------------
                It is respectfully requested that the Commission send
                 copies of all orders, notices and communications to:


                                TODD W. ECKLAND, ESQ.
                         WINTHROP, STIMSON, PUTNAM & ROBERTS
                                One Battery Park Plaza
                               New York, New York 10004
                                    (212) 858-1440

                            -----------------------------
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective as determined by market conditions and other factors.
                             ----------------------------

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the
     following box.   [ ]

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
     offering.    [ ]
                      -------------

          If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective
     registration statement for the same offering.    [ ]
                                                          -------

          If delivery of the prospectus is expected to be made  pursuant to Rule
     434, please check the following box.     [ ]

                           CALCULATION OF REGISTRATION FEE

     =========================================================================
      Title                             Proposed
      of each                           maximum    Proposed
      class of                          aggregate  maximum
      securities           Amount       price      aggregate      Amount of
      to be                to be        per        offering       registration
      registered           registered   unit(1)    price(1)       fee(2)
     -------------------------------------------------------------------------
      Debt Securities..... $480,000,000  $ 100%    $480,000,000   $165,518
     =========================================================================

      (1) Estimated solely for the purpose of calculating the registration fee.
      (2) Pursuant to Rule 429 under the Securities Act of 1933, the prospectus filed as part of this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and Registration Statement File No. 33-49401. The aggregate principal amount of Debt Securities carried forward from Registration Statement File No. 33-49401 is $20,000,000. The amount of the filing fee associated with such Debt Securities that was previously paid with Registration Statement File No. 33-49401 was $6,250.

          THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

     =========================================================================

          PROSPECTUS
          ----------

                       Subject To Completion Dated May 15, 1996

                                     $500,000,000

                              National Fuel Gas Company

                                   DEBT SECURITIES

                                   ---------------

               National Fuel Gas Company (Company) intends to offer from time to time debt securities consisting of one or more series of its Debentures and/or its Medium-Term Notes (New Debt Securities) aggregating up to $500,000,000 in principal amount, in each case on terms to be determined when the agreement to sell is made.

               For each issue of the New Debt Securities for which this Prospectus is being delivered (Offered Debt Securities), there will be an accompanying Prospectus Supplement (Prospectus Supplement) that will set forth the aggregate principal amount of New Debt Securities to be sold, the purchase price or prices, maturity or maturities, rate or rates and/or the method of determination of such rate or rates and time of payment of interest and any redemption terms or other specific terms of the New Debt Securities.

               The New Debt Securities may be sold directly by the Company or through agents designated from time to time or through underwriters or dealers. Offers to purchase New Debt Securities may be solicited, on a best efforts basis, from time to time by the agents on behalf of the Company. The names of any agents of the Company or any dealers or underwriters involved in the sale of the New Debt Securities in respect of which this Prospectus is being delivered, any applicable commissions or discounts and the proceeds to the Company with respect to such New Debt Securities will be set forth in the Prospectus Supplements. See "Plan of Distribution" for possible indemnification or contribution arrangements for agents, underwriters and dealers.

                                   ---------------

            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
                  OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                       ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
                        ANY REPRESENTATION TO THE CONTRARY IS
                                 A CRIMINAL OFFENSE.


                                   ----------------

                   The date of this Prospectus is          , 1996.


          Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
          These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

                                AVAILABLE INFORMATION

               The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), and in accordance therewith files reports and other information with the Securities and Exchange Commission (Commission). Such reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C., and at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York; and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York, on which certain of the Company's securities are listed.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The following documents filed by the Company with the Commission are incorporated herein by reference:

               1. Annual Report on Form 10-K for the year ended September 30, 1995.

               2. Quarterly Reports on Form 10-Q for the quarters ended December 31, 1995 and March 31, 1996.

               All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the New Debt Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act prior to the filing of the Company's most recent Annual Report on Form 10-K with the Commission shall not be incorporated by reference in this Prospectus or be a part hereof from and after such filing of such Annual Report on Form 10-K.

               Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated by reference herein or in the Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to: Curtis W. Lee, Esq., General Manager Finance, National Fuel Gas Company, 10 Lafayette Square, Buffalo, New York 14203, telephone (716) 857-7812. The information relating to the Company contained in this Prospectus or the Prospectus Supplement does not purport to be comprehensive and should be read together with the information contained in any or all documents which have been or may be incorporated in this Prospectus by reference.

               No person has been authorized to give any information or to make any representation not contained in this Prospectus or the Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized. Neither this Prospectus nor the Prospectus Supplement constitutes an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

               Neither the delivery of this Prospectus or the Prospectus Supplement nor any sale made hereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.


                                     THE COMPANY

               The Company, a registered holding company under the Public Utility Holding Company Act of 1935, as amended, was organized under the laws of New Jersey in 1902. The mailing address of the Company is 10 Lafayette Square, Buffalo, New York 14203 and its telephone number is (716) 857-7000. The Company is engaged in the business of owning and holding all of the securities of National Fuel Gas Distribution Corporation, National Fuel Gas Supply Corporation, Seneca Resources Corporation (Seneca), Leidy Hub, Inc., Highland Land & Minerals, Inc., Data-Track Account Services, Inc., Horizon Energy Development, Inc., National Fuel Resources, Inc. and Utility Constructors, Inc.

               The Company and its subsidiaries comprise an integrated natural gas operation consisting of three major business segments: Utility Operation, which sells natural gas and provides natural gas transportation services through a local distribution system located in western New York and northwestern Pennsylvania; Pipeline and Storage, which is engaged in the storage and transportation of natural gas; and Exploration and Production, which is engaged in the exploration for, and purchase of, natural gas and oil reserves in the Gulf Coast of Texas and Louisiana, in California and in the Appalachian region of the United States. In addition to these three major business segments, the Company and its subsidiaries also engage in the marketing and brokering of natural gas, the performance of energy management services for utilities and end-users, the providing of various natural gas hub services, the investment in foreign and domestic energy projects, the marketing of timber and the operating of a sawmill and kiln operations.


                                   USE OF PROCEEDS

               Except as may otherwise be set forth in the Prospectus Supplement, the proceeds from the sale of the New Debt Securities may be used to reduce short-term indebtedness, to redeem or discharge higher cost indebtedness, to finance a portion of the System's capital expenditures, for corporate development purposes, including, without limitation, acquisitions made by or on behalf of the Company or its subsidiaries, and for other general corporate purposes.


                          RATIO OF EARNINGS TO FIXED CHARGES

               The ratio of earnings to fixed charges for each of the years ended September 30, 1991-1995 and for the twelve months ended March 31, 1996 were 2.05, 2.46, 3.05, 3.52, 3.06 and 3.33, respectively.


               DESCRIPTION OF THE NEW DEBT SECURITIES AND THE INDENTURE

               The New Debt Securities will be issued under an indenture dated as of October 15, 1974, as supplemented by supplemental indentures thereto (Indenture), between the Company and The Bank of New York (formerly Irving Trust Company), as Trustee
          (Trustee).

               Reference is made to the Prospectus Supplement for the following terms (among others) of the Offered Debt Securities:
          (i) the designation, series and aggregate principal amount of the Offered Debt Securities; (ii) the percentage or percentages of the principal amount at which the Offered Debt Securities will be issued; (iii) the date or dates on which the Offered Debt Securities will mature; (iv) the rate or rates (which may be either fixed or variable), and/or the method of determination of such rate or rates, per annum at which the Offered Debt Securities will bear interest; (v) the times at which such interest will be payable; (vi) the denominations in which the Offered Debt Securities are authorized to be issued; and (vii) redemption terms or other specific terms of the Offered Debt Securities.

               Principal of, and premium, if any, and interest on, the Offered Debt Securities will be payable in New York City at the office or agency of the Company, which will initially be the principal office of the Trustee.

               The Indenture permits the issue thereunder of one or more additional series of debentures, subject to compliance with the requirements and limitations set forth in the Indenture and any indenture supplemental thereto. The term "Debentures" used under this section entitled "Description of the New Debt Securities and the Indenture" refers to all series of Debentures and/or Medium-Term Notes issued or issuable under the Indenture.

               The following statements are only an outline of the Indenture and are in all respects subject to the provisions of the Indenture. The particular provisions of the Indenture referred to below are incorporated herein by reference, and this description is qualified in its entirety thereby.

               NEGATIVE PLEDGE COVENANT. The Debentures are not secured by any lien, but the Indenture provides that, so long as any of the Debentures are outstanding, the Company will not subject any property to any lien to secure any indebtedness without simultaneously securing the Debentures equally and ratably, except that such restrictions shall not apply to (a) liens which do not exceed 60% of the purchase price of property acquired by the Company, which liens may be either (i) incurred by the Company pursuant to its acquisition of such property or (ii) previously existing on the property at the time of its acquisition by the Company, and, in either case, which shall include all extensions, renewals or refundings of such liens, or
          (b) the pledge of assets as security for contested tax assessments, as security for deposits with public bodies to entitle the Company to maintain self-insurance or to transact its business, or as security for a stay or discharge in the course of legal proceedings. (Indenture, Sec. 6.03.)

               RESTRICTION ON DISTRIBUTIONS. The Company covenants that, so long as any of the Debentures are outstanding, it will not pay any dividend or make any other distribution upon its capital stock or purchase any of its capital stock if the aggregate amount of all such dividends, distributions, and purchases subsequent to December 31, 1967 would exceed the consolidated net income of the Company and its subsidiaries available for dividends, determined as provided in the Indenture, since such date, plus $10,000,000, plus such additional amount as shall be authorized or approved, upon application by the Company, by the Commission, except that stock dividends and the acquisition of capital stock in exchange for or out of the proceeds of the issue of other capital stock are not restricted. (Indenture, Sec. 6.07.) Under these provisions as of March 31, 1996, $363,490,000 was available to pay dividends on capital stock.

               RESTRICTIONS WITH RESPECT TO STOCK OF SUBSIDIARIES. The Indenture defines a subsidiary as a corporation a majority of whose voting stock is owned by the Company directly or through other subsidiaries, and a restricted subsidiary as a corporation all of whose common stock and at least 75% of whose voting stock is owned by the Company directly or through other restricted subsidiaries. (Indenture, Secs. 1.18 and 1.20.)

               The Company covenants that, so long as any of the Debentures are outstanding, it will not itself sell or permit a restricted subsidiary to sell, other than to the Company or another restricted subsidiary, any common shares or voting shares of a restricted subsidiary, unless (i) all of the common shares and voting shares of such restricted subsidiary are sold, or (ii) the corporation whose shares are being sold will remain a restricted subsidiary after such sale, or (iii) after giving effect to such issue or sale, the total book value of securities other than United States Government securities and other than securities of the Company and its restricted subsidiaries, owned by the Company and its restricted subsidiaries, does not exceed 25% of the consolidated assets of the Company and its subsidiaries. The Company also covenants that it will not permit a subsidiary to issue or sell any voting shares unless, after giving effect thereto, such subsidiary shall remain a subsidiary. (Indenture, Sec. 6.04.)

               RESTRICTIONS WITH RESPECT TO FUNDED DEBT AND SUBSIDIARY PREFERRED STOCK. The Indenture, as amended, contains provisions designed to prohibit any increase in the amount of funded debt of the Company and its subsidiaries, and its subsidiary preferred stock, in each case outstanding other than in the hands of the Company or its subsidiaries, unless after giving effect to such increase (a) the sum of the funded debt of the Company and its subsidiaries, and of the subsidiary preferred stock, so outstanding, shall not exceed 60% of the consolidated assets of the Company and its subsidiaries, and (b) income available for interest and subsidiary preferred stock dividends (which includes operating revenues subject to refund at a future date) of the Company and its subsidiaries for any 12 consecutive months within the preceding 15 months has been at least two times the sum of the annual interest charges and dividend requirements on the consolidated debt of the Company and its subsidiaries and subsidiary preferred stock (at March 31, 1996 this coverage ratio was 4.66) (Indenture, Sec. 6.05, Third Supplemental, Sec. 7 and Sec. 8.); in addition, in the case of subsidiary funded debt or preferred stock, after giving effect to the transaction, the amount of funded debt and preferred stock of such subsidiary outstanding other than in the hands of the Company and its subsidiaries shall not exceed 60% of the total capitalization of such subsidiary, and the amount of funded debt and preferred stock of all subsidiaries so outstanding shall not exceed 15% of the consolidated assets of the Company and its subsidiaries. (Indenture, Sec. 6.06.) There is no restriction on incurrence or sale of additional funded debt which (i) is acquired by the Company or a subsidiary, (ii) subordinate to the Debentures as to payment of principal and interest on default or (iii) issued to refund other funded debt. (Indenture, Sec. 6.05.) The terms "consolidated debt", "funded debt" (generally indebtedness maturing more than one year from the date incurred) and "consolidated assets" are defined in the Indenture. (Indenture, Secs. 1.03, 1.08, and 1.04.) Provisions are contained in the Indenture requiring certain minimum depreciation and depletion charges. (Indenture, Sec. 1.10, Thirteenth Supplemental, Sec. 1.)

               MERGER, CONSOLIDATION, ETC. The Indenture , as amended, permits the Company to merge or consolidate with or transfer all or substantially all its assets to another corporation which assumes the obligations of the Company under the Debentures and the Indenture. (Indenture, Article XIII, Thirteenth Supplemental, Sec. 2.)

               MODIFICATION OF INDENTURE. The rights and obligations of the Company and of the holders of the Debentures are subject to modification at the request of the Company by supplemental indenture with the consent in writing of the holders of at least 66 2/3% in principal amount of outstanding Debentures, but if less than all series are directly affected by such modification, then only holders of at least 66 2/3% in principal amount of Debentures of all series directly affected shall be required to consent thereto, provided that no such modification shall extend the maturity of or reduce the principal of or the rate of interest or redemption premium on or otherwise modify the terms of payment of the principal of or interest or redemption premium on any Debenture or reduce the percentage of Debentures required to consent to any such modification without the express consent of the holders thereof. (Indenture, Articles VIII and XIV.)

               REDEMPTION. Reference is made to the Prospectus Supplement for the redemption terms of the Offered Debt Securities.

               DEFAULTS AND ACTION BY TRUSTEE. Defaults are defined as being: default in payment of principal; default for 60 days in payment of interest or of installments of funds for retirement of Debentures; certain defaults with respect to other agreements to which the Company is a party; certain events in bankruptcy, insolvency or reorganization; and default for 90 days after notice with respect to other covenants in the Indenture. (Indenture, Sec. 7.01.) The Trustee may withhold notice of default (except in payment of principal, interest or funds for retirement of Debentures) if it determines it is in the interests of the holders of the Debentures. (Indenture, Sec. 7.11.)

               Upon the occurrence of a default, the Trustee or holders of 25% of the Debentures may accelerate the maturity of the Debentures, but holders of 66 2/3% of the Debentures may, in any such case, annul such declaration and destroy its effect if such default has been cured. (Indenture, Sec. 7.02.)

               The Trustee has no obligation to advance its own funds or otherwise incur personal liability if there is reasonable ground for believing that repayment is not reasonably assured.
          (Indenture, Sec. 10.04.)

               Holders of a majority in principal amount of the Debentures have the right to direct the time, method, and place of conducting all proceedings for any remedy available to the Trustee. (Indenture, Sec. 7.07.)

               No holder may institute any suit, action or proceeding for the execution of any trust under the Indenture, or for the appointment of a receiver, or any other remedy under the Indenture, unless (1) such holder shall have given the Trustee written notice of a default, (2) the holders of 25% of the Debentures have requested the Trustee in writing to act and have offered the Trustee reasonable opportunity to act and the Trustee shall have declined or failed to act, and (3) in the event that the Trustee is entitled under the Indenture to security and indemnity against the costs, expenses, and liabilities to be incurred, they shall have offered such security and indemnity to the Trustee. The foregoing is not to impair the right of a holder of any Debenture to enforce payment of the principal of and interest on such Debenture on the respective due dates. (Indenture, Sec. 7.08 and 10.04.)

               The Company is required to furnish the Trustee an annual certificate as to the absence of default and compliance with the terms of the Indenture. (Indenture, Sec. 6.13.)

                                       EXPERTS

               The financial statements incorporated in this Prospectus by reference to the Company's most recent Annual Report on Form 10-K have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

               The information incorporated in this Prospectus by reference to the Company's most recent Annual Report on Form 10-K relating to the oil and gas reserves of Seneca, which has been specifically attributed to Ralph E. Davis Associates, Inc., has been reviewed and verified by said firm and has been included herein in reliance upon the authority of said firm as an expert.


                                      LEGALITY

               The legality of the New Debt Securities will be passed upon for the Company by Reid & Priest LLP, 40 West 57th Street, New York, N.Y. 10019, and for the underwriters, dealers and/or agents by Winthrop, Stimson, Putnam & Roberts, One Battery Park Plaza, New York, N.Y. 10004. However, all matters of New Jersey law, including the incorporation of the Company, will be passed upon only by Stryker, Tams & Dill, Two Penn Plaza East, Newark, N.J. 07105.


                                 PLAN OF DISTRIBUTION

               The Company may sell the New Debt Securities in one or more series in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement with respect to Offered Debt Securities will set forth the terms of the offering of such Offered Debt Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts, agents' commissions and other items constituting underwriting compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

               If underwriters are used in the sale, the New Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at the initial public offering price or at varying prices determined at the time of the sale. The New Debt Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more managing underwriters. The underwriter or underwriters with respect to Offered Debt Securities will be named in the Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. Unless otherwise set forth in such Prospectus Supplement, the obligations of the underwriters to purchase such Offered Debt Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Offered Debt Securities if any are purchased.

               Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. The Prospectus Supplement will set forth the name of any agent involved in the offer or sale of the Offered Debt Securities in respect of which such Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement with respect to Offered Debt Securities, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase such Offered Debt Securities from the Company at the initial public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in such Prospectus Supplement, and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

               Agents, underwriters and dealers may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including certain liabilities under the Securities Act of 1933, as amended, or to contribution by the Company with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


          ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

               S.E.C. Filing Fees............................  $165,518
               Printing and Engraving Expenses*..............    55,000
               Accounting Fees and Expenses*.................    60,000
               Legal Fees and Expenses*
                    Reid & Priest, LLP.......................   205,000
                    Stryker, Tams & Dill (N.J. Counsel)......    15,000
                    Winthrop, Stimson, Putnam & Roberts......   143,500**
               Blue Sky Fees and Expenses*...................     7,500
               Fees and Expenses of Trustee*.................    35,000
               Rating Agency Fees*...........................   105,000
               Miscellaneous*................................    10,000
                                                               --------

                    Total Expenses*..........................  $801,518
                                                               ========
          -----------------
          *  Estimated.
          ** In the case of certain underwritten offerings of a new series of Debentures, fees and expenses are to be paid by the underwriters.


          ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides as follows:

                    "No director or officer of this corporation shall be
               personally liable to the corporation or any of its shareholders for monetary damages for breach of any duty owed to the corporation or any of its shareholders, except to the extent that such exemption from liability is not permitted under the New Jersey Business Corporation Act, as the same exists or may hereafter be amended, or under any revision thereof or successor statute thereto."

               Article II, Paragraph 8 of the By-Laws of the Company provides as follows:

                    "A.  The Corporation shall indemnify any person who was
               or is a party or is threatened to be made a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding ("Proceeding") by reason of the fact that such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another foreign or domestic corporation, or of any partnership, joint venture, sole proprietorship, employee benefit plan, trust or other enterprise, whether or not for profit, to the fullest extent permitted and in the manner provided by the laws of the State of New Jersey.

                    B. Nothing in this paragraph 8 shall restrict or limit the power of the Corporation to indemnify its employees, agents and other persons, to advance expenses (including attorneys' fees) on their behalf and to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation in connection with any Proceeding.

                    C. The indemnification provided by this paragraph 8 shall not exclude any other rights to which a person seeking indemnification may be entitled under the Certificate of Incorporation, By-Laws, agreement, vote of shareholders or otherwise. The indemnification provided by this paragraph 8 shall continue as to a person who has ceased to be a director or officer, and shall extend to the estate or personal representative of any deceased director or officer."

               Section 14A:3-5 of the New Jersey Statutes Annotated provides:


                 INDEMNIFICATION OF DIRECTORS, OFFICERS AND EMPLOYEES

               (1)  As used in this section,

                    (a) "Corporate agent" means any person who is or was a director, officer, employee or agent of the indemnifying corporation or of any constituent corporation absorbed by the indemnifying corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the indemnifying corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

                    (b) "Other enterprise" means any domestic or foreign corporation, other than the indemnifying corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

                    (c) "Expenses" means reasonable costs, disbursements and counsel fees;

                    (d) "Liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

                    (e) "Proceeding" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

                    (f) References to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the indemnifying corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

               (2) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation, if

                    (a) such corporate agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; and

                    (b) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in paragraphs 14A:3-5(2)(a) and 14A:3-5(2)(b).

               (3) Any corporation organized for any purpose under any general or special law of this State shall have the power to indemnify a corporate agent against his expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the corporate agent by reason of his being or having been such corporate agent, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

               (4) Any corporation organized for any purpose under any general or special law of this State shall indemnify a corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections 14A:3-5(2) and 14A:3-5(3) or in defense of any claim, issue or matter therein.

               (5) Any indemnification under subsection 14A:3-5(2) and, unless ordered by a court, under subsection 14A:3-5(3), may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection 14A:3-5(2) or subsection 14A:3-5(3). Unless otherwise provided in the certificate of incorporation or bylaws, such determination shall be made

                    (a) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                    (b) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

                    (c) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

               (6) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

               (7) (a) If a corporation upon application of a corporate agent has failed or refused to provide indemnification as required under subsection 14A:3-5(4) or permitted under subsections 14A:3-5(2), 14A:3-5(3) and 14A:3-5(6), a corporate agent may apply to a court for an award of indemnification by the corporation, and such court

                    (i) may award indemnification to the extent authorized under subsections 14A:3-5(2) and 14A:3-5(3) and shall award indemnification to the extent required under subsection 14A:3-5(4), notwithstanding any contrary determination which may have been made under subsection 14A:3-5(5); and

                    (ii) may allow reasonable expenses to the extent authorized by, and subject to the provisions of, subsection 14A:3-5(6), if the court shall find that the corporate agent has by his pleadings or during the course of the proceeding raised genuine issues of fact or law.

                    (b)  Application for such indemnification may be made

                    (i) in the civil action in which the expenses were or are to be incurred or other amounts were or are to be paid; or

                    (ii) to the Superior Court in a separate proceeding. If the application is for indemnification arising out of a civil action, it shall set forth reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were or are to be incurred or other amounts were or are to be paid.

                    The application shall set forth the disposition of any
               previous application for indemnification and shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of the court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice shall be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

               (8) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under a certificate of incorporation, bylaw, agreement, vote of shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (a) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of N.J.S.14A:2-7, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

               (9) Any corporation organized for any purpose under any general or special law of this State shall have the power to purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this section. The corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the corporation, whether or not such insurer does business with other insureds.

               (10) The powers granted by this section may be exercised by the corporation, notwithstanding the absence of any provision in its certificate of incorporation or bylaws authorizing the exercise of such powers.

               (11) Except as required by subsection 14A:3-5(4), no indemnification shall be made or expenses advanced by a corporation under this section, and none shall be ordered by a court, if such action would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board of directors or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the proceeding, which prohibits, limits or otherwise conditions the exercise of indemnification powers by the corporation or the rights of indemnification to which a corporate agent may be entitled.

               (12) This section does not limit a corporation's power to pay or reimburse expenses incurred by a corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.


          Item 16.  Exhibits.

          Exhibit
          Number              Description of Exhibits
          ------              -----------------------

          1(a)      -    Form of Proposal and Purchase Agreement.
          1(b)      -    Form of Sales Agency and/or Distribution
                         Agreement.
          *4(a)(1)  -    Indenture dated as October 15, 1974, between the
                         Company and The Bank of New York (formerly Irving
                         Trust Company) (Exhibit 2(b), File No. 2-51796).
          *4(a)(2)  -    Third Supplemental Indenture dated as of December
                         1, 1982 to Indenture dated as of October 15, 1974,
                         between the Company and The Bank of New York
                         (formerly Irving Trust Company) (Exhibit 4(a)(4)
                         in File No. 33-49401).
          *4(a)(3)  -    Tenth Supplemental Indenture dated as of February
                         1, 1992 to Indenture dated as of October 15, 1974,
                         between the Company and The Bank of New York
                         (formerly Irving Trust Company) (Exhibit 4(a)(11)
                         in File No. 33-49401).
          *4(a)(4)  -    Eleventh Supplemental Indenture dated as of May 1,
                         1992 to Indenture dated as of October 15, 1974,
                         between the Company and The Bank of New York
                         (formerly Irving Trust Company) (Exhibit 4(a)(12)
                         in File No. 33-49401).
          *4(a)(5)  -    Twelfth Supplemental Indenture dated as of June 1,
                         1992 to Indenture dated as of October 15, 1974,
                         between the Company and The Bank of New York
                         (formerly Irving Trust Company) (Exhibit 4(a)(13)
                         in File No. 33-49401).
          *4(a)(6)  -    Thirteenth Supplemental Indenture dated as of
                         March 1, 1993 to Indenture dated as of October 15,
                         1974, between the Company and The Bank of New York
                         (formerly Irving Trust Company) (Exhibit 4(a)(14)
                         in File No. 33-49401).
          *4(a)(7)  -    Fourteenth Supplemental Indenture dated as of July
                         1, 1993 to Indenture dated as of October 15, 1974
                         between the Company and the Bank of New York
                         (formerly Irving Trust Company) (Exhibit 4.1, Form
                         10-K for fiscal year ended September 30, 1993 in
                         File No. 1-3880).
          4(b)      -    Form of Supplemental Indenture.
          4(c)      -    Forms of New Debt Securities.
          5(a)      -    Opinion of Reid & Priest LLP, Counsel for the
                         Company.
          5(b)      -    Opinion of Stryker, Tams & Dill, New Jersey
                         Counsel for the Company.
          12        -    Computation of Ratio of Earnings to Fixed Charges.
          23(a)     -    The consent of Price Waterhouse LLP.
          23(b)     -    The consents of Reid & Priest LLP and
                         Stryker, Tams & Dill are contained in their
                         opinions filed as Exhibit 5(a) and
                         Exhibit 5(b), respectively, to this
                         Registration Statement.
          23(c)     -    Consent of Ralph E. Davis Associates, Inc.
          24        -    The Power of Attorney is contained on the
                         signature page of this Registration Statement.
          25        -    Form T-1 Statement of Eligibility under the Trust
                         Indenture Act of 1939, as amended, of The Bank of New York.

          -----------------------------
          *    Incorporated herein by reference as indicated.


          ITEM 17.  UNDERTAKINGS.

               (a)  The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)  To include any prospectus required by
                    Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or
               Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

               EACH DIRECTOR AND/OR OFFICER OF THE REGISTRANT WHOSE SIGNATURE APPEARS BELOW HEREBY APPOINTS THE AGENTS FOR SERVICE NAMED IN THIS REGISTRATION STATEMENT, AND EACH OF THEM SEVERALLY, AS HIS ATTORNEY-IN-FACT TO SIGN IN HIS NAME AND ON HIS BEHALF, IN ANY AND ALL CAPACITIES STATED BELOW, AND TO FILE WITH THE COMMISSION, ANY AND ALL AMENDMENTS, INCLUDING POST-EFFECTIVE AMENDMENTS, TO THIS REGISTRATION STATEMENT, AND THE REGISTRANT HEREBY ALSO APPOINTS EACH SUCH AGENT FOR SERVICE AS ITS ATTORNEY-IN-FACT WITH THE AUTHORITY TO SIGN AND FILE ANY SUCH AMENDMENTS IN ITS NAME AND BEHALF.


                                      SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF BUFFALO, STATE OF NEW YORK, ON THE 15th DAY OF MAY.

                                   NATIONAL FUEL GAS COMPANY

                                   By:     /s/ B.J. Kennedy
                                   ------------------------------------
                                            B.J. Kennedy
                                        (Chairman of the Board,
                                   President and Chief Executive Officer)


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

          Signature                        Title                    Date
          ---------                         ----                    ----


      /s/ B.J. Kennedy               Chairman of the Board,      May 15, 1996
      -------------------------      President and Chief
          B.J. KENNEDY               Executive Officer and
      (CHAIRMAN OF THE BOARD,        Director
          PRESIDENT AND
      CHIEF EXECUTIVE OFFICER)


      /s/ P.C. Ackerman              Senior Vice President,      May 15, 1996
      ------------------------       Principal Financial
         P.C. ACKERMAN               Officer and Director
      (SENIOR VICE PRESIDENT)


      /s/ J.P. Pawlowski             Treasurer and Principal     May 15, 1996
      ------------------------       Accounting Officer
         J.P. PAWLOWSKI
          (TREASURER)


      /s/ R.T. Brady
      ------------------------        Director                   May 15, 1996
          R.T. BRADY


      /s/ D.N. Campbell
      -----------------------         Director                   May 15, 1996
         D.N. CAMPBELL


      /s/ W.J. Hill                   Director                   May 15, 1996
      -----------------------
          W.J. HILL


      /s/ L.F. Kahl                   Director                   May 15, 1996
      -----------------------
          L.F. KAHL


      /s/ B.S. Lee                    Director                   May 15, 1996
      -----------------------
          B.S. LEE


      /s/ E.T. Mann                   Director                   May 15, 1996
      -----------------------
          E.T. MANN


      /s/ L. Rochwarger               Director                   May 15, 1996
      -----------------------
          L. ROCHWARGER


      /s/ G.H. SCHOFIELD              Director                   May 15, 1996
      -----------------------
          G.H. SCHOFIELD

                                  EXHIBIT INDEX
                                  -------------

      Exhibit
      --------

      1(a)        -     Form of Proposal and Purchase Agreement.
      1(b)        -     Form of Sales Agency and/or Distribution Agreement.
      *4(a)(1)    -     Indenture dated as October 15, 1974, between the
                        Company and The Bank of New York (formerly Irving
                        Trust Company) (Exhibit 2(b), File No. 2-51796).
      *4(a)(2)    -     Third Supplemental Indenture dated as of December
                        1, 1982 to Indenture dated as of October 15, 1974,
                        between the Company and The Bank of New York
                        (formerly Irving Trust Company) (Exhibit 4(a)(4)
                        in File No. 33-49401).
      *4(a)(3)    -     Tenth Supplemental Indenture dated as of February
                        1, 1992 to Indenture dated as of October 15, 1974,
                        between the Company and The Bank of New York
                        (formerly Irving Trust Company) (Exhibit 4(a),
                        Form 8-K dated February 14, 1992 in File No. 1-3880).
      *4(a)(4)    -     Eleventh Supplemental Indenture dated as of May
                        1, 1992 to Indenture dated as of October 15, 1974,
                        between the Company and The Bank of New York
                        (formerly Irving Trust Company) (Exhibit 4(b),
                        Form 8-K dated February 14, 1992 in File No. 1-3880).
      *4(a)(5)    -     Twelfth Supplemental Indenture dated as of June
                        1, 1992 to Indenture dated as of October 15, 1974,
                        between the Company and The Bank of New York
                        (formerly Irving Trust Company) (Exhibit 4(c), Form
                        8-K dated June 18, 1992 in File No. 1-3880).
      *4(a)(6)    -     Thirteenth Supplemental Indenture dated as of March 1,
                        1993 to Indenture dated as of October 15, 1974,
                        between the Company and The Bank of New York
                        (formerly Irving Trust Company) (Exhibit 4(a)(14) in
                        File No. 33-49401).
      *4(a)(7)    -     Fourteenth Supplemental Indenture dated as of July 1,
                        1993 to Indenture dated as of October 15, 1974
                        between the Company and the Bank of New York
                        (formerly Irving Trust Company) (Exhibit 4.1, Form
                        10-K for fiscal year ended September 30, 1993 in
                        File No. 1-3880).
      4(b)        -     Form of Supplemental Indenture.
      4(c)        -     Forms of New Debt Securities.
      5(a)        -     Opinion of Reid & Priest LLP, Counsel for the Company.
      5(b)        -     Opinion of Stryker, Tams & Dill, New Jersey Counsel
                        for the Company.
      12          -     Computation of Ratio of Earnings to Fixed Charges.
      23(a)       -     The consent of Price Waterhouse LLP.
      23(b)       -     The consents of Reid & Priest LLP and Stryker, Tams
                        & Dill are contained in their opinions filed as
                        Exhibit 5(a) and Exhibit 5(b), respectively,
                        to this Registration Statement.
      23(c)       -     Consent of Ralph E. Davis Associates, Inc.
      24          -     The Power of Attorney is contained on the
                        signature page of this Registration Statement.
      25          -     Form T-1 Statement of Eligibility under the
                        Trust Indenture Act of 1939, as amended, of The Bank of New York.

      -----------------------------------
      *     Incorporated by reference as indicated.